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                                                                    EXHIBIT 23.5
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CONSENT OF SALOMON SMITH BARNEY INC.

        We hereby consent to the use of our name and to the description of our opinion letter, dated January 9, 2000, under the caption "Opinion of America Online's Financial Advisor" in, and to the inclusion of such opinion letter as Annex E to, the Joint Proxy Statement-Prospectus which is part of the Registration Statement on Form S-4 of AOL Time Warner Inc. By giving such consent we do not thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "expert" as used in, or that we come within the category of persons whose consent is required under, the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Dated:  February 11, 2000

                                        SALOMON SMITH BARNEY INC.

                                        By: /s/ Salomon Smith Barney